SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 9, 2004

Phillips-Van Heusen Corporation
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-724	13-1166910
(Commission File Number)	(IRS Employer Identification Number)

200 Madison Avenue, New York, New York 10016
(Address of Principal Executive Offices)

Registrant's telephone number (212)-381-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

On February 9, 2004, Phillips-Van Heusen Corporation, a Delaware corporation, issued a press release announcing that it had commenced an offer to sell $150,000,000 of senior unsecured notes due 2011. The notes are being offered in the United States pursuant to Rule 144A under the Securities Act of 1933 and outside of the United States pursuant to Regulation S under the Securities Act.

The full text of the press release is attached hereto as Exhibit 99.1. The fourth paragraph of the press release, the headings "Earnings Guidance" and Cash Flow Guidance" in the press release and the text thereunder, as well as the supplementary earnings guidance table contained in the press release (collectively, the "Excluded Portions") are not to be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The Excluded Portions are not to be incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits:

Exhibit	Description
99.1*	Press Release, dated February 9, 2004.

* Filed herewith.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The Excluded Portions are incorporated in this Item 12 by reference.

The information contained in the Excluded Portions is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The Excluded Portions are not to be incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS-VAN HEUSEN CORPORATION

By: /s/ Mark D. Fischer
Mark D. Fischer, Vice President

Date: February 9, 2004